Exhibit 4.1

SUBSCRIPTION AGREEMENT

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR THE INFORMATION CONTAINED HEREIN.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  SUBSCRIBERS SHOULD MAKE AN INDEPENDENT DECISION WHETHER THE OFFERING MEETS THEIR RISK TOLERANCE. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING.  NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THE DISCLOSURE CONTAINED HEREIN, NOR WHETHER IT IS COMPLETE.  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Subscription Agreement (this “Subscription Agreement”) is made as of the ______ day of __________, 2014, between Arazu, Inc., (“us”, “we” or “our”), a Florida Corporation and  ____________________, the Subscriber (“Subscriber”).

RECITALS

Subject to the terms and conditions of this Subscription Agreement, the Subscriber hereby irrevocably offers, subscribes for and agrees to purchase ________________ shares of our common stock (the “Common Shares”) and, as full payment therefore, agrees to pay us, concurrently with the Subscriber’s execution and delivery of this Subscription Agreement, the sum of ________________ cents ($____) for each one (1) Common Share purchased.

The Offering is being made by our officers and directors on a best efforts basis without the services of underwriters, brokers or dealers.

We may utilize the proceeds of the Offering upon receipt.  There is no minimum amount we must receive from the Offering prior to utilizing the Offering Proceeds.

We have agreed to accept the Subscriber’s offer to purchase the Securities based solely upon the representations made by the Subscriber set forth herein. We are executing and delivering this Subscription Agreement in reliance upon the exemptions from securities registration under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws. The Subscriber understands and acknowledges that we are relying upon the representations and warranties of the Subscriber set forth in this Subscription Agreement without limitation.

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Subscriber – Signature

The Subscriber undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein, and he hereby agrees to indemnify and hold harmless the Corporation, the Corporation, their partners and employees, and any of their affiliates and their officers, directors, shareholders and employees, or any professional advisor or entity thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which said entities and persons may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the Investor, any breach of any of his warranties, or his failure to fulfil any of his covenants or agreements under this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Recitals.

The above recitals are true and correct and also constitute the terms of this Subscription Agreement.

2. Representations and Warranties.

The Subscriber undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein, and he hereby agrees to indemnify and hold harmless the Corporation, the Corporation, their partners and employees, and any of their affiliates and their officers, directors, shareholders and employees, or any professional advisor or entity thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which said entities and persons may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the Investor, any breach of any of his warranties, or his failure to fulfil any of his covenants or agreements under this Agreement.

As a material inducement for us to enter into this Subscription Agreement, Subscriber acknowledges that we have relied upon the following representations and warranties of the Subscriber:

2.1 Purchase for Subscriber’s Own Account.

The Subscriber is purchasing the Common Shares for the Subscriber's own account and for Subscriber’s investment purposes and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.  The Subscriber understands that Subscriber must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or Blue Sky Laws or an exemption from such registration is available.

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Subscriber – Signature

2.2  Accredited Investor Status and Suitability.

The Subscriber has read and understands Rule 501(a) of Regulation D of the Securities Act and represents that it is an “Accredited Investor” as that term is defined by Rule 501(a). Subscriber further represents that the Subscriber is knowledgeable, sophisticated and experienced in making and is qualified to make decisions with respect to a variety of sophisticated and complex investments that present investment decisions like those involved in the purchase of the Common Shares. The Subscriber, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Subscriber is capable of reading, interpreting and understanding financial statements and evaluating the merits and risks of an investment in the Common Shares and has the net worth to undertake such risks. Subscriber has invested in the common stock or other securities of companies comparable to us that involve non-trading, and/or thinly traded securities and penny stocks, unregistered securities, restricted securities and high-risk investments. The Subscriber represents that in addition to Subscriber’s  own ability to evaluate an investment in the Common Shares, the Subscriber has employed the services of an investment advisor, attorney or accountant or other advisor to read all of the documents furnished or made available by us to the Subscriber, to evaluate the merits and risks of such an investment on its behalf, and that the Subscriber recognizes the highly speculative nature of an investment in the Common Shares, and the Subscriber represents that he or she is familiar with our business operations and financial affairs and has been provided with all information pertaining to us it has requested.

The Subscriber understands that he or she or it may be unable to liquidate the Securities and that is ability to transfer the Securities is limited. The Subscriber’s overall commitment to investments, which are not readily marketable, is not disproportionate to Subscriber’s net worth, and the investment in the Securities will not cause the Subscriber’s overall investment in illiquid high-risk investments to become excessive in proportion to Subscriber’s assets, liabilities and living standards. The Subscriber can bear the economic risk of an investment in the Common Shares for an indefinite period of time and can bear a loss of the entire investment in the Common Shares without financial hardship or a change in its living conditions.

2.3 Representations and Information Provided

The Subscriber is not investing in the Common Shares based upon any representation, oral or written, by any person with respect to the future value of, if any, or the income from, if any, the Securities. Neither us nor any of our officers, directors, shareholders, partners, employees or agents, or any other persons have represented, guaranteed or warranted, whether expressly or by implication, that: (i) the Subscriber will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of our activities or the Subscriber’s investment in the Common Shares; or (ii) our past performance or experience of our management, or of any other person, will in any way indicate predictable results regarding the ownership of our Securities, the future value of the Securities, or of our activities.

No oral or written representations have been made other than as stated in this Subscription Agreement and the Memorandum, and no oral or written information furnished to the Subscriber or the Subscriber’s advisor(s) in connection with the Offering is in any way inconsistent with the information stated in this Subscription Agreement or the Memorandum.

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Subscriber – Signature

2.5 Use of Proceeds.

The Subscriber understands and acknowledges that our management will have complete discretion over the use of the proceeds from the Offering. The Subscriber acknowledges that our management has this sole discretion over the use of proceeds and there are no assurances that they will use the proceeds as they currently intend or that any one or a combination of the various uses of the proceeds will result in any aspect of our operations being successful. As a result, our management may spend the proceeds on a broad variety of items that are not associated with the above-described uses of proceeds. Subscriber acknowledges that it will have no control or ability to influence or participate in the determination of how the proceeds from this Offering will be utilized and the use of the proceeds by management cannot currently be predicted with any accuracy.

3. Investment Intention of Subscriber.

The Subscriber understands that the Securities have not been registered under the Securities Act and we are relying upon an exemption from registration under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention.  In connection with this, the Subscriber understands that it is the position of the Securities and Exchange Commission (“SEC”) that the statutory basis for such exemption would not be present if the Subscriber’s representation merely meant that its present intention was to hold the Securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period.  The Subscriber realizes that, in the view of the SEC, an investor who purchases the Securities with a present intent to resell the interest would not be purchasing for investment as required by SEC rules.

4.  Miscellaneous

4.1 Lack of Public Market.

The Subscriber understands and acknowledges that the Common Shares are being offered and sold in reliance upon specific exemptions from the registration requirements of the United States and state securities laws and that we are relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein without limitation in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Common Shares.

The Subscriber acknowledges that no public market presently exists for the Securities and that the Subscriber may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

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Subscriber – Signature

The Subscriber understands that the offer and sale of the Securities has not been and is not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless: (a) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities or (b) the Subscriber shall have delivered to us at the Subscriber’s expense an opinion of counsel (which opinion shall be in form, substance, scope and law firm acceptable to us) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”); or (d) sold or transferred in accordance with applicable securities laws to an affiliate of the Subscriber who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section; and we are not under any obligation to register the Securities under the Securities Act or any state securities laws. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may not be pledged as collateral in connection with a bona fide margin account or other lending arrangement, unless such pledge is consistent with applicable laws, rules and regulations and at our option, the pledgor provides us with a legal opinion (which opinion shall be in form, substance, scope and law firm acceptable to us) that the pledge or other lending agreement is in compliance with applicable state and federal securities laws.

The Subscriber understands that we do not make any representation or warranty regarding our fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or our dissemination to the public of any current financial or other information concerning us, as is required by Rule 144 as one of the conditions of its availability. The Subscriber is aware that the safe harbor provided by Rule 144 of the Securities Act is not now available for Subscriber’s resale of the Securities and may never become available for Subscriber’s resale of the Securities or any portion thereof.

The Subscriber understands that the certificate or other document representing the Securities shall bear a restrictive legend, until such time as the securities are subject to an effective registration statement or otherwise may be sold by the Subscriber pursuant to an exemption from registration, in substantially the following form:

“The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The Securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the Securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.”

4.2 Authorization; Enforcement.

This Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and is a valid and binding agreement of such Subscriber enforceable against the Subscriber in accordance with its terms.  If the Subscriber is a corporation, the corporation is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite authority to purchase and hold the Securities.

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Subscriber – Signature

4.3 Survival of Representations.

The Subscriber acknowledges that the representations, warranties and agreements made by the Subscriber herein shall survive the execution and delivery of this Subscription Agreement and purchase of the Securities.

4.4 Acceptance.

The Subscriber understands that we reserve the unrestricted right to reject or limit any subscription at our sole discretion.

4.5  Address

The Subscriber hereby represents that the address of Subscriber furnished by it at the end of this Subscription Agreement is the Subscriber’s principal residence if it is an individual or its principal business address if it is a corporation or other entity and that we are relying upon this information to ensure compliance with applicable federal securities and state Blue Sky laws.

4.6 No General Solicitation or Advertisement.

The Subscriber is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, posted on the Internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than one of our officers or directors with which the subscriber had a pre-existing relationship.

4.5 Lack of Escrow and Non-Refundable Subscription.

Subscriber acknowledges that all subscriptions for the Securities are non-refundable except where prohibited by law. There is no minimum amount that we must receive from the sale of the Securities prior to utilizing Offering proceeds and no Offering funds will be held in escrow.  As a result, all proceeds of the Offering will be deposited into our operating account and become immediately available for use by us at our discretion.

5. Miscellaneous

5.1 Nominees.

No one other than Subscriber has any interest in or any right to acquire the Securities subscribed for by Subscriber. Subscriber understands and acknowledges that we will have no obligation to recognize the ownership, beneficial or otherwise, of such Securities by anyone other than Subscriber. Subscriber is purchasing the Securities from funds lawfully obtained and belonging to Subscriber and has not borrowed or otherwise received the funds used to purchase the Securities, or any portion thereof from any third party.

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Subscriber – Signature

5.2 Counterparts.

This Subscription Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Subscription Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Subscription Agreement bearing the signature of the party so delivering this Subscription Agreement.  In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Subscription Agreement.

5.3 Headings.

The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

5.4 Severability.

If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement or the validity or enforceability of this Subscription Agreement in any other jurisdiction.

5.5 Entire Agreement; Amendments.

This Subscription Agreement and the instruments referenced herein contain the entire understanding of Subscriber and us and any affiliates and/or persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither we nor Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters.

5.6 Successors and Assigns.

This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Subscriber may not assign this Subscription Agreement or any rights

Or obligations hereunder.

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Subscriber – Signature

5.7 Further Assurances.

The Subscriber shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other Subscription Agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

5.8 Law and Arbitration.

This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles.

5.9 Presumption against Scrivener.

Each party waives the presumption that this Subscription Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

NOTICES

WE SHALL HAVE THE FOLLOWING AVAILABLE FOR REVIEW FOR EACH INVESTOR OR HIS AGENT, DURING THIS PRIVATE PLACEMENT AND PRIOR TO THE SALE OF SHARES UPON REQUEST:  (1) ACCESS TO ALL BOOKS AND RECORDS OF THE CORPORATION; (2) ACCESS TO ALL MATERIAL CONTRACTS AND DOCUMENTS RELATING TO THE TRANSACTIONS DESCRIBED HEREIN AND THE CORPORATION'S OPERATIONS; AND (3) THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, ANY PERSON AUTHORIZED TO ACT ON BEHALF OF THE CORPORATION CONCERNING ANY ASPECT OF THE INVESTMENT, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THE CORPORATION POSSESSES SUCH INFORMATION OR CAN DEVELOP IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS AGREEMENT.

FLORIDA RESIDENTS ONLY

ANY SALE IN FLORIDA IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

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Subscriber – Signature

IN WITNESS WHEREOF, the Parties have caused this Subscription Agreement to be duly executed as of the date first above written.

Subscription Amount:

Total Number of Common Shares purchased:  _____________________

Aggregate Purchase Price  _____________( $_.05_ ) for each one (1) Common Share

Method of Payment _______________________________

Subscriber:

By: _____________________________ (signature)

Name: _____________________________ (print name)

Title: _____________________________

Address:

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Arazu, Inc.:

By: __________________________ (signature)

Name:  Paul Clewlow

Title: President

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Subscriber - Signature